EXHIBIT 4.1

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT ("Agreement") is made as of the 7th day of July, 2000 by and between ALPNET, Inc., a Utah corporation (the "Company"), and the Investors set forth on the signature page affixed hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

     A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended;

     B. The Investors wish to purchase, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, that number of shares of the common stock of the Company, no par value (the "Common Stock"), and that number of warrants to purchase Common Stock in the forms attached hereto as EXHIBITS A AND B (collectively, the "Warrants"), as are set forth on the signature page attached hereto and executed by each such Investor for an aggregate purchase price between $6 million and $8 million; and

     C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws;

     In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

          1.1 "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

          1.2 "AGREEMENTS" means this Agreement, the Registration Rights Agreement, and the Warrants.

          1.3 "A WARRANTS" means the Warrants expiring 6 years after the date of issuance and exercisable one year after the date of issuance, in the form of EXHIBIT A attached hereto.

          1.4 "B WARRANTS" means the Warrants, in the form of EXHIBIT B attached hereto, expiring up to 30 months after the date of issuance, subject to redemption by the Company under certain circumstances as provided therein, and exercisable at the earlier of the first anniversary of the date of issuance or the Redemption Notice Date (as defined therein).

          1.5 The "COMPANY" shall refer to the Company (as defined in the first paragraph hereof) together with its subsidiaries wherever applicable (including without limitation with respect to all representations of the Company unless the context otherwise requires).

          1.6 "CLOSING" means the consummation of the transactions contemplated by this Agreement, and "Closing Date" means the date of such Closing.

          1.7 "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          1.8 "MARKET PRICE" means the average of the twenty (20) lowest closing bid prices of the Common Stock over a period of forty (40) consecutive trading days as reported by the NASDAQ Small Cap or National Market (the "Nasdaq Stock Market").

          1.9 "MATERIAL ADVERSE EFFECT" means a material adverse effect on the
(i) condition (financial or otherwise), business, assets, prospects or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of this Agreement; or (iii) rights and remedies of an Investor under the terms of this Agreement.

          1.10 "PERSON" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          1.11 "SEC FILINGS" has the meaning set forth in Section 4.6.

          1.12 "SECURITIES" means the Shares (defined below), the Warrants, the Warrant Shares (defined below), and the shares of Common Stock issuable pursuant to Section 7 below.

          1.13 "SECTION 7 SHARES" means shares issued or issuable pursuant to
Section 7 hereof.

          1.14 "SHARES" means the shares of Common Stock being purchased by the Investors hereunder.

          1.15 "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

          1.16 "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.17 "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2. PURCHASE AND SALE OF THE SHARES AND WARRANTS. Subject to the terms and conditions of this Agreement, each of the Investors hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Investors, the number of Shares and Warrants to purchase the number of shares of Common Stock set forth on such Investor's signature page attached hereto. The number of Shares to be purchased by each Investor shall be determined by dividing such Investor's aggregate purchase price (as such aggregate purchase price is set forth on such Investor's signature page attached hereto), by a per share purchase price equal to 90% of the Market Price immediately prior to the date of this Agreement (the "Purchase Price"). The number of shares of Common Stock purchasable by the Investors upon exercise of the Warrants shall be as set forth on such Investor's signature page attached hereto and the exercise price of the Warrants shall be 125% of the Market Price; provided, in no event shall the exercise price of the Warrants be less than the closing bid price of the Common Stock on the trading day immediately preceding the date of this Agreement.

     3. CLOSING. The Company shall promptly deliver to Investors' counsel, in trust, certificates, registered in such name or names as the Investors may designate, representing all of the Shares and all of the Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment of the Purchase Price to the Company. Upon receipt by counsel to the Investors of the certificates, each Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's Purchase Price; provided that the Company shall direct the Investors to pay directly to Ladenburg Thalman, from the payment of the Purchase Price due to the Company hereunder, the amounts due to Ladenburg Thalman (or its affiliate) for fees payable in connection with the transactions contemplated hereby. On the date the Company receives such funds, the certificates evidencing the Shares and the Warrants shall be released to the Investors (and such date shall be deemed the "Closing Date").

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investors that:

          4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not have a Material Adverse Effect. All of the Company's subsidiaries are listed by name and jurisdiction on SCHEDULE 4.1 attached hereto.

          4.2 AUTHORIZATION. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          4.3 CAPITALIZATION. Set forth on Schedule 4.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 4.3, no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement or set forth on Schedule 4.3, the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on Schedule 4.3, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth on
Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

          4.4 VALID ISSUANCE. The Company has reserved a sufficient number of shares of Common Stock for the issuance of the Shares pursuant to this Agreement and upon exercise of the Warrants. The Company will take such steps as may be necessary to reserve sufficient shares for issuance pursuant to Section 7 below when such issuance is determinable. The Shares and Warrants are duly authorized, and such Securities, along with the Warrant Shares and shares issuable pursuant to Section 7 below, when issued in accordance herewith and with the terms of the Warrants, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

          4.5 CONSENTS. The execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the requirements of the Nasdaq Stock Market, which the Company undertakes to file within the applicable time periods.

          4.6 DELIVERY OF SEC FILINGS; BUSINESS. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-K405 for the fiscal year ended December 31, 1999, and all other reports filed by the Company pursuant to the 1934 Act since the filing of the Annual Report on Form 10-K405 and prior to the date hereof (collectively, the "SEC Filings"); which the Company hereby represents and warrants are all filings required of the Company pursuant to the 1934 Act for such period. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company. The Company has not provided to any Investor (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material non-public information.

          4.7 USE OF PROCEEDS. The proceeds of the sale of the Common Stock and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

          4.8 NO MATERIAL ADVERSE CHANGE. Since the filing of the Company's most recent Annual Report on Form 10-K405 or as otherwise identified and described in subsequent reports filed by the Company pursuant to the 1934 Act, there has not been:

              (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

              (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

              (iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

               (iv) any waiver by the Company of a valuable right or of a material debt owed to it;

               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

               (vi) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

               (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

               (vii) any transaction entered into by the Company other than in the ordinary course of business; or

               (ix) any other event or condition of any character that might have a Material Adverse Effect.

          4.9  SEC FILINGS; MATERIAL CONTRACTS.

               (a) The SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) During the preceding two years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (c) Except as set forth on Schedule 4.3 hereto, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

          4.10 FORM S-3 ELIGIBILITY. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act.

          4.11 NO CONFLICT, BREACH, VIOLATION OR DEFAULT. (a) The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation or the Company's Bylaws, both as in effect on the date hereof (copies of which have been provided to the Investors before the date hereof), or (ii) except where it would not have a Material Adverse Effect, (a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

          (b) Except where it would not have a Material Adverse Effect, the Company (i) is not in violation of any statute, rule or regulation applicable to the Company or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets, and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. The Company has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

          4.12 TAX MATTERS. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

          4.13 TITLE TO PROPERTIES. Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

          4.14 CERTIFICATES, AUTHORITIES AND PERMITS. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

          4.15 NO LABOR DISPUTES. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

          4.16 INTELLECTUAL PROPERTY. The Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, copyrights, trademarks, trade names, confidential information and other intellectual property (collectively, "Intellectual Property Rights"), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it, or presently employed by it, and presently contemplated to be operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights. To the knowledge of the Company, the Company's patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party.

          4.17 ENVIRONMENTAL MATTERS. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

          4.18 LITIGATION. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

          4.19 FINANCIAL STATEMENTS. The financial statements included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

          4.20 INSURANCE COVERAGE. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

          4.21 COMPLIANCE WITH NASDAQ CONTINUED LISTING REQUIREMENTS. The Company is in compliance with all applicable Nasdaq SmallCap Market continued listing requirements and is in good standing on such exchange. There are no proceedings pending or to the Company's knowledge threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq SmallCap Market.

          4.22 ACKNOWLEDGEMENT OF DILUTION. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially. The Company's executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect.

          4.23 BROKERS AND FINDERS. The Investors shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

          4.24 NO DIRECTED SELLING EFFORTS OR GENERAL SOLICITATION. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

          4.25 NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act; or would require the integration of this offering with any other offering of securities for purposes of determining the need to obtain shareholder approval of the transactions contemplated hereby under the rules of the Nasdaq Stock Market.

          4.26 DISCLOSURES. No representation or warranty made under any Section hereof and no information furnished by the Company pursuant hereto, or in any other document, certificate or statement furnished by the Company to the Investor or any authorized representative of the Investor, pursuant to the Agreements or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

     5. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company as to itself only that:

          5.1 ORGANIZATION AND EXISTENCE. The Investor is a validly existing corporation, partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

          5.2 AUTHORIZATION. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms.

          5.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of securities laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of securities laws. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

          5.4 INVESTMENT EXPERIENCE. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          5.5 DISCLOSURE OF INFORMATION. The Investor has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement or made pursuant to this Agreement.

          5.6 RESTRICTED SECURITIES. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          5.7 LEGENDS. It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144 are permitted, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

               (a) "This security has not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws, in reliance upon exemptions from registration for non-public offerings. This security may not be sold or transferred unless it is registered under the Act and under applicable state securities laws or unless ALPNET receives an opinion of counsel reasonably satisfactory to it that an exemption from registration is available (unless waived)."

               (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

          Upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) becoming available, the Company shall promptly cause certificates evidencing the Shares previously issued hereunder to be replaced with certificates which do not bear such restrictive legends, and all Warrant Shares subsequently issued shall not bear such restrictive legends. (Similarly, upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) becoming available, the Company shall promptly cause certificates evidencing the shares of Common Stock issued pursuant to
Section 7 below to be replaced with certificates which do not bear restrictive legends). If the Company does not promptly cause all such unlegended certificates to be issued to the Investors hereunder (no later than 10 business days in any event), the Company shall pay liquidated damages to the Investors equal to 2% per month (or part thereof) based on the original market value of such Securities.

          5.8 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          5.9 NO GENERAL SOLICITATION. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

          5.10 BROKERS. The Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Investor relating to this Agreement or the transactions contemplated hereby except for the broker's fee of Ladenburg Thalman which shall be paid by the Company out of the Closing proceeds.

     6. REGISTRATION RIGHTS AGREEMENT. The parties acknowledge and agree that part of the inducement for the Investors to enter into this Agreement is the Company's execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that simultaneously with the execution hereof, the Registration Rights Agreement is being duly executed and delivered by the parties thereto.

     7.   COVENANTS AND AGREEMENTS OF THE COMPANY.

          7.1  PURCHASE PRICE ADJUSTMENTS.

               (a)  REQUIRED ADJUSTMENTS. Subject to the exclusions contained in
Section 7.1(f) below, if during the MFN Period (defined below) the Company issues or sells any shares of its Common Stock at a Per Share Selling Price (as defined below) lower than the Purchase Price per share set forth in Section 2 hereof, the Purchase Price per share of the Shares sold to the Investors hereunder shall be adjusted downward to equal such lower Per Share Selling Price and Investors shall be entitled to receive the additional shares as provided by
Section 7.1(c), subject to Section 7.1(d) below. The Company shall give to the Investors written notice of, and issue a press release announcing, any such sale within 24 hours of the closing of any such issuance or sale. The term "Shares" as used in this Agreement shall include shares issued to the Investors pursuant to this Section 7.1. Notwithstanding anything contained herein, an Investor shall not be entitled to receive the additional shares as provided in this paragraph with respect to any issuance or sale by the Company of shares of its Common Stock that takes place more than six (6) months following the date on which such Investor has disposed of all its Shares.

               (b)  DEFINITIONS.

                    (i) For the purposes of this Section 7.1, the term "Per Share Selling Price" as used in this Section 7.1 shall include the amount actually paid by third parties for each share of Common Stock. In the event a fee is paid by the Company in connection with such transaction, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Investors.

                    (ii) The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the

Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act.

                    (iii) The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to the investor (the "New Investor") the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

                    (iv) The term "MFN Period" shall mean the period ending on the later of thirty (30) months following the Closing Date or twenty-seven (27) months following the effective date of the Registration Statement contemplated by the Registration Rights Agreement.

               (c) ADJUSTMENT MECHANISM. Subject to Section 7.1(d) below, if an adjustment of the Purchase Price is required pursuant to Section 7.1(a), the Company shall deliver to the Investors within eight (8) business days of the closing of the transaction giving rise to the adjustment (as may be adjusted pursuant to Section 7.1(d) below, "Delivery Date") each Investor's pro-rata share of such number of additional shares of Common Stock equal to (i) the aggregate Purchase Price paid by the Investor divided by the adjusted per share purchase price as required under Section 7.1(a), minus (ii) the total number of shares of Common Stock previously delivered to that Investor hereunder; provided however, that the Company shall effect such adjustment in cash, in whole or in part, to the extent required by Section 7.1(d). In the event the Company fails to deliver the additional shares (or cash, as the case may be) by the Delivery Date, the Company shall be liable to the Investors for a penalty equal to 2% of the aggregate Purchase Price adjustment per month (in each instance to such Investor pro rata in accordance with its participation in this offering), payable in Common Stock or cash, at each Investor's election.

               (d)  LIMITATION ON NUMBER OF SHARES.

                    (i) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any Investor pursuant to this Section 7.1 shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Investor (other than by virtue of the ownership of securities or rights to acquire securities (including this Section 7.1) that have limitations on the Investor's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "AFFILIATES" (as defined in Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a change of control transaction (including without limitation a transaction that would result in a transfer of more than 50% of the Company's voting power or equity, or a transaction that would result in a person or "group" being deemed the beneficial owner of 50% or more of the Company's voting power or equity).

                    (ii)  Each Investor covenants at all times on each day
(each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such Investor will not acquire shares of Common Stock pursuant to any right (including pursuant to this Section 7.1) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Investor and its Aggregation Parties (ignoring all dispositions) would exceed:

               (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, MINUS

               (y) the number of shares of Common Stock actually owned by such Investor and its Aggregation Parties at the commencement of the Covenant Period.

A new and independent covenant will be deemed to be given by the Investor as of each moment of each Covenan t Day. No covenant will terminate, diminish or modify any other covenant. The Investor agrees to comply with each such covenant. This Section 7.1(d)(ii) controls in the case of any conflict with any other provision of this Agreement or any agreement entered into in connection herewith.

                    (iii) The Corporation's obligation to issue Common Stock which would exceed such limits referred to in this Section 7.1(d) shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

                    (iv)  If by way of any adjustment required by this
Section 7.1, the Investor would receive a number of shares of Common Stock such that the total number of such shares held by the Investor as of the date of such adjustment would equal or exceed the Restricted Ownership Percentage, then the Company shall not effect the adjustment required by this Section only to the extent necessary to avoid causing the aforesaid limitation to be exceeded. With respect to such shares of Common Stock which may not be issued to an Investor on the Delivery Date due to the limitation contained in this paragraph ("Excess Shares"), the Delivery Date for such Excess Shares, or any portion thereof from time to time as specified by the Investor, shall be extended to such date which is eight (8) calendar days following delivery of written notice to the Company from the Investor stating that the Excess Shares (or such portion thereof), are no longer subject to the limitation contained in this paragraph since such Excess Shares (or portion thereof) may be issued without violating the Restricted Ownership Percentage.

                    (v) In the event that the Company would be obligated to issue an amount of shares of Common Stock which, when aggregated with all shares of Common Stock issued to an Investor, would constitute a breach of the Company's obligations under the rules or regulations of Nasdaq as they apply to the Company, or any other principal securities exchange or market upon which the Common Stock is or becomes traded (the "Cap Regulations"), the Company shall not be obligated to issue any such shares of Common Stock. Instead, the Company shall immediately seek shareholder approval of this transaction (with voting in accordance with the Cap Regulations and other applicable law) if such approval would, under the Cap Regulations, permit the Company to issue the shares of Common Stock without violation of the Cap Regulations. If such shareholder approval will not afford a cure of the breach of the Cap Regulations, or if such shareholder approval is not obtained within eighty (80) days, then the Company shall promptly redeem the Investor at a redemption price equal to 110% of the cash value of the adjustment. Only shares of Common Stock acquired pursuant to this Agreement

(including Warrant Shares) will be included in determining whether the limitations would be exceeded for purposes of this Section 7.1(d)(v).

               (e) CAPITAL ADJUSTMENTS. In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of Section 7.1 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

               (f)  EXCLUSIONS. Section 7.1(a) shall not apply to:

                    (i) sales of shares of Common Stock by the Company pursuant to the provisions of any existing shareholder-approved option or similar plan heretofore adopted by the Company; or

                    (ii) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof.

               (g) RULE 144. The Company agrees to take the position that, for purposes of determining the holding period under Rule 144 for shares of Common Stock issued pursuant to Section 7.1(a), the holding period of such shares shall be tacked to the holding period of the Shares.

          7.2  LIMITATION ON TRANSACTIONS.

               (a) Until the date of effectiveness of the Registration Statement covering the Shares as contemplated by the Registration Rights Agreement, without the prior written consent of the Investors (which consent may be withheld in the Investors' discretion), the Company shall not issue or sell or agree to issue or sell for cash any securities in a capital raising transaction prior to such date.

               (b) Until the expiration of the MFN Period, without the prior written consent of the Investors (which consent may be withheld in the Investors' discretion), the Company shall not (i) issue or sell or agree to issue or sell for cash any securities in a MFN Transaction; or (ii) issue or sell, or agree to issue or sell, for cash any securities in a Variable Rate Transaction. However, notwithstanding the foregoing, the Company may issue, sell and agree to issue and sell such securities at any time after the date which is six (6) months following the date on which the Investor no longer holds any Shares.

               (c) Subject to any consent or approval rights of the Investors hereunder, in the event the Company contemplates an offering of its equity or debt securities within six months of the date hereof, the Company agrees that, upon the request of the Investors, the Company shall first disclose the terms and conditions and other relevant facts of such proposed transaction to Nasdaq and obtain from Nasdaq its assurance that such transaction will not be integrated with the offering which is the subject of this Agreement for purposes of the Nasdaq rules requiring shareholder approval of the issuance of 20% or more of an issuer's outstanding common stock. In the event the Company fails to seek or obtain such assurances, then, at the election of an Investor, the Company shall redeem within five (5) days the Common Stock purchased by such Investor at 120% of the original per share Purchase Price paid by the Investor for all Common Stock then held by such Investor.

               (d) Subject to Sections 7.2(a) and 7.2(b) above and 7.3 below and pursuant to the terms of this paragraph, the Company may issue and sell securities to Ladenburg Thalman and Company ("Ladenburg Thalman"), acting as an underwriter, who then may make a placement of registered shares of Common Stock to certain investors in individually negotiated transactions, on an occasional basis, as agreed by the parties. The transactions described in this paragraph shall only be for Common Stock without any future adjustments whatsoever nor any agreements to do so. Notwithstanding anything contained herein, the Company shall not issue or sell to Ladenburg Thalman (or any affiliate) under such transaction or similar transaction (i) any securities after December 31, 2002, (ii) greater than $1 million worth of securities during any thirty (30) calendar day period, or (iii) greater than $8 million of securities from commencement of such transaction(s) through December 31, 2002, in each case without the prior written consent of the Investor.

          7.3 RIGHT OF THE INVESTORS TO PARTICIPATE IN FUTURE TRANSACTIONS. Until the expiration of the MFN Period, the Investors will have a right to participate in future capital raising transactions on the terms and conditions set forth in this Section 7.3 (except for equity financings pursuant to firm commitment underwritten offerings and subject to Section 7.2(d) above). During such period, the Company shall give ten (10) business days (or five (5) business days in case of the transaction described in Section 7.2(d) above) advance written notice to the Investor prior to any non-public offer or sale of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for such securities (except for equity financings pursuant to firm commitment underwritten offerings and subject to Section 7.2(d) above) by providing to the Investors a comprehensive term sheet containing all significant business terms of such a proposed transaction. The Investors shall have the right (pro rata in accordance with the Investors' participation in this offering, or together with other investors selected by the Investors and reasonably acceptable to the Company) to purchase all or part of such securities which are the subject of such a proposed transaction for the same consideration and on the same terms and conditions as contemplated for such third-party sale. The Investor(s)' rights hereunder must be exercised in writing by the Investor(s) within five (5) business days (or two (2) business days in case of the transaction described in Section 7.2(d) above) following receipt of the notice from the Company. If, subsequent to the Company giving notice to an Investor hereunder but prior to the Investor exercising its right to participate (or the expiration of the five-day period without response from the Investor), the terms and conditions of the proposed third-party sale are changed from that disclosed in the comprehensive term sheet provided to such Investor, the Company shall be required to provide a new notice to the Investor hereunder and the Investors shall have the right, which must be exercised within five (5) business days of such new notice, to exercise their rights to purchase the securities on such changed terms and conditions as provided hereunder. In the event the Investors do not exercise their rights hereunder, or affirmatively decline to engage in the proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to the Investors (assuming the Investors have consented to the transaction, if required, pursuant to Section 7.2 of this Agreement). The rights and obligations of this Section 7.3 shall in no way diminish the other rights of the Investor pursuant to this Section 7.

          7.4 OPINION OF COUNSEL. On or prior to the Closing Date, the Company will deliver to the Investors the opinion of legal counsel to the Company, in form and substance reasonably acceptable to the Investors, addressing those legal matters set forth in Schedule 7.4 hereto.

          7.5 RESERVATION OF COMMON STOCK PURSUANT TO SECTION 7.1 AND EXERCISE OF WARRANTS. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants in accordance with the terms of the Warrants. In addition, as soon as such number is determinable, the Company agrees to reserve such shares as may be necessary to permit the issuances to the Investors required by Section 7.1.

          7.6 REPORTS. For so long as the Investors beneficially own any of the Securities, the Company will furnish to the Investors the following reports, each of which shall be provided to the Investors by air mail or reputable courier (within one week of filing with the SEC, in the case of SEC filings):

               (a) QUARTERLY REPORTS. The Company's quarterly report on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

               (b) ANNUAL REPORTS. The Company's Form 10-K or, in the absence of a Form 10-K, consolidated balance sheets of the Company as at the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Investor.

               (c) SECURITIES FILINGS. Copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, promptly after providing same to the stockholders and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes or files, or any officer or director of the Company (in such person's capacity as such) furnishes or files with the SEC.

               (d) OTHER INFORMATION. Such other information relating to the Company as from time to time may reasonably be requested by any Investor provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Investor would not be harmful to the Company.

               (e) RULE 144. The Company agrees to make publicly available on a timely basis the information necessary to enable Rule 144 to be available for resale.

          7.7 PRESS RELEASES. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Investors for comment at least two (2) business days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange. The Company shall issue a press release concerning the fact and material terms of this Agreement within one business day of the Closing.

          7.8 NO CONFLICTING AGREEMENTS. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Agreements.

          7.9 INSURANCE. For so long as any Investor beneficially owns any of the Securities, the Company shall, and shall cause each subsidiary to, have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the subsidiaries to insure.

          7.10 COMPLIANCE WITH LAWS. So long as the Investors beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

          7.11 LISTING OF UNDERLYING SHARES AND RELATED MATTERS. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action to cause the Shares and the Warrant Shares to be listed on the Nasdaq SmallCap Market as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Shares and Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. For so long as the Investors beneficially own any of the Securities, the Company will take all action necessary to continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable, to ensure the continued eligibility for trading of the Shares and the Warrant Shares thereon. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, shall directly or indirectly make any offers or sales of any security or solicit any offers to buy any security which may cause the integration of the offering hereunder with any other offering of securities for purposes of determining the need to obtain shareholder approval of the transactions contemplated hereby under the rules of the Nasdaq Stock Market. The Company shall notify the Investors in advance if it intends to make any private placement of securities within the six month period following the date hereof, and at the Investors' request the Company shall request a ruling from the NASD in advance that such private placement will not be integrated with the transactions contemplated hereunder as described in the preceding sentence.

          7.12 CORPORATE EXISTENCE. So long as the Investors beneficially own any of the Shares or Warrants, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (a) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the exercise in full of all Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon exercise of the Warrants are (or would be upon issuance thereof) listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Investors, purchase such Investors' Securities at a price equal to 120% of the Purchase Price of such Securities.

     8. SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement.

     9.   MISCELLANEOUS.

          9.1 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto which consent may not be unreasonably withheld or delayed, except that without the prior written consent of the Company, but after notice duly given, an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some portion or all of its Shares in a private transaction. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.4 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telex or telecopier, upon receipt of confirmation of complete transmittal, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

               If to the Company:

               ALPNET, Inc.
               4460 South Highland Drive, Suite 100
               Salt Lake City, Utah  84124
               Attn: James R. Morgan
               Vice President Legal, Chief Legal Officer
               Telephone: (801) 273-6600
               Fax: (801) 273-6610

               with a copy to:

               Callister Nebeker & McCullough
               Gateway Tower East, Suite 900
               10 East South Temple
               Salt Lake City, Utah  84133
               Attn: Laurie S. Hart
               Telephone: (801) 530-7456
               Fax: (801) 364-9127

               If to the Investors, to the addresses set forth on the signature pages hereto.

          9.5 EXPENSES. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay to Tail Wind, Inc. a sum equal to 1% of the Purchase Price paid by each Investor as and for reimbursement for legal and due diligence expenses incurred in connection herewith and such amount shall be paid at Closing from gross proceeds of the offering. The Company shall pay all fees and expenses of Ladenburg Thalman in connection with the transactions contemplated by this Agreement pursuant to a separate agreement between such parties.

          9.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          9.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.8 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          9.9 FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          9.10 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

          9.11 REMEDIES.

               (i) The Investors shall be entitled to specific performance of the Company's obligations under the Agreements.

               (ii) The Company on the one hand, and each Investor severally and not jointly on the other hand, shall indemnify the other and hold it harmless from any loss, cost, expense or fees (including attorneys' fees and expenses) arising out of any breach of any representation, warranty, covenant or agreement in any of the Agreements, or arising out of the enforcement of this Section 9.11.

          9.12 JURISDICTION. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement or the other Agreements shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The Company hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement or the other Agreements.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


THE COMPANY:                           ALPNET, INC.


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:

THE INVESTORS                          THE TAIL WIND FUND, LTD.


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:



Aggregate Purchase Price:  5,000,000
                           ---------
Number of A Warrants:        300,000
                           ---------
Number of B Warrants:        300,000
                           ---------
Address for Notices:

                           The Tail Wind Fund Ltd.
                           MeesPierson (Bahamas) Ltd.
                           Attn:  Ngaire Rolle
                           Windemere House, 404 East Bay Street
                           P.O. Box SS 5539, Nassau, Bahamas
                           Tel: 242/393-8777   Fax: 242/393-9021

                           with a copy to:

                           David Crook, Esq.
                           c/o EASI
                           1st Floor, No. 1 Regent Street
                           London, SW1Y 4NS UK
                           Telephone: 44-171-468-7660
                           Facsimile: 44-171-468-7657

                           and with a copy to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue, 18th Flr.
                           New York, New York  10176
                           Attn:  Stephen M. Schultz, Esq.
                           Telephone: (212) 986-6000
                           Facsimile: (212) 986-8866

THE INVESTORS                          RESONANCE LIMITED


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:


Aggregate Purchase Price:  1,500,000
                           ---------
Number of A Warrants:         25,000
                           ---------
Number of B Warrants:         25,000
                           ---------
Address for Notices:

                           Resonance Limited
                           1337 East 9th Street
                           Brooklyn, NY  11230

                           with a copy to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue, 18th Flr.
                           New York, New York  10176
                           Attn: Stephen M. Schultz, Esq.
                           Telephone: (212) 986-6000
                           Facsimile: (212) 986-8866

SCHEDULE 4.1

ALPNET, INC
SUBSIDIARY LIST


SUBSIDIARY LEGAL NAME                                  SUBSIDIARY JURISDICTION
--------------------------------------------------------------------------------

SUBSIDIARIES OF ALPNET, INC.

ALPNET Belgium N.V.                                    Belgium
ALPNET do Brasil S/C Ltda                              Brazil
a.l.p. Systems, Ltd                                    Canada
ALPNET Canada Inc.                                     Canada
Bengbu Alpnet Technology Co Ltd                        China
ALPNET, GmbH                                           Germany
ALPNET Technology GmbH                                 Germany
ALPNET Deutschland GmbH                                Germany
Interlingua, S.L                                       Spain
a.l.p. Services, S.A.R.L..                             France
Interdoc S.A.R.L. (ALPNET France)                      France
Automated Language Processing Services Ltd             United Kingdom
Computype Ltd                                          United Kingdom
Interlingua Group Ltd                                  United Kingdom
ALPNET UK Ltd                                          United Kingdom
ALPNET Hong Kong                                       Hong Kong
ALPNET Ireland Ltd                                     Ireland
ALPNET Netherlands BV                                  Netherlands
TPS BV                                                 Netherlands
ALPNET Sweden AB                                       Sweden
ALPNET Singapore Pte Ltd.                              Singapore
a.l.p. Services, Inc                                   United States of America
Interverbum Ltd                                        United Kingdom
Linguasoft Ltd                                         United Kingdom
Interlingua Language Services Ltd.                     United Kingdom
Interlingua Ltd                                        United Kingdom
Translations Service Bureau Ltd                        United Kingdom
Technical Translation International Ltd                United Kingdom

BRANCH OFFICES OF ALPNET, INC

ALPNET Thailand                                        Thailand
ALPNET Japan                                           Japan
ALPNET Korea                                           Korea

SCHEDULE 4.3

ALPNET, INC
CAPITALIZATION TABLE
AS OF JUNE 26, 2000

                                             COMMON SHARES                                 COMMON
                                               ISSUED AND     PREFERRED    CONVERTIBLE     SHARES
                DESCRIPTION                   OUTSTANDING       STOCK         DEBT        ISSUABLE      TOTAL SHARES
-------------------------------------------------------------------------------------------------------------------------
COMMON STOCK AUTHORIZED                                                                                 100,000,000
PREFERRED STOCK AUTHORIZED                                                                                4,000,000

COMMON SHARES ISSUED AND ISSUABLE

Common Stock                                    27,964,040                                               27,964,040

Preferred Stock                                                87,339                       786,051         786,051(1)

Executive Option Plan                                                                       847,666         847,666

Nonstatutory Option Plan                                                                  2,620,780       2,620,780

Stock Options to Non-employees                                                               25,000          25,000

Convertible EP Notes                                                       $  133,000        87,319          87,319

Convertible Notes (1st Issue)                                              $2,090,000       910,329         910,329

Convertible Notes (2nd Issue)                                              $1,706,000       768,476         768,476

Warrants on Convertible Notes (2nd Issue)                                                   384,238         384,238

Total Common Shares Issued and issuable                                                                  34,393,899

Other Shares

Contingent Shares for Acquisition                                                         1,800,000       1,800,000(2)

                                                                                         200,000 to      200,000 to
Estimated Warrants for Ladenburg Thalman                                                    250,000         250,000(3)


(1) Preferred shares are convertible into 9 common shares at the option of the holder and have voting rights as if already converted.

(2) Shares issuable to Stork in 12,000 share increments for each one cent shortfall if the stock price is below $2.50 on July 30, 2000

(3) Warrant Shares issuable as a fee to Ladenburg Thalman based on 6% warrant coverage and $8M funding

                                                                       EXHIBIT A

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS ALPNET RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE (UNLESS WAIVED).

     VOID AFTER 5:00 P.M. EASTERN TIME ON JULY _____, 2006 ("EXPIRATION DATE").



                                  ALPNET, INC.

                                    A WARRANT

                    WARRANT ("WARRANT") TO PURCHASE SHARES OF
                      COMMON STOCK, NO PAR VALUE PER SHARE

     This is to certify that, for VALUE RECEIVED, [_______________] ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from ALPNET, Inc., a corporation organized under the laws of Utah ("Company"), at any time after the first anniversary of the issuance hereof but not later than 5:00 P.M., Eastern time, on the Expiration Date, ________ shares ("Warrant Shares") of Common Stock, no par value ("Common Stock"), of the Company, at an exercise price per share equal to $______ [125% OF THE MARKET PRICE AS OF THE DATE OF THE PURCHASE AGREEMENT, BUT IN NO EVENT LESS THAN THE STOCK'S CLOSING BID PRICE ON THE TRADING DAY IMMEDIATELY PRECEDING THE DATE OF THE PURCHASE AGREEMENT] (the exercise price in effect from time to time hereafter being herein called the "Warrant Price"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     This Warrant has been issued pursuant to the terms of the Purchase Agreement ("Purchase Agreement") dated on or about the date hereof between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

     Section 1. REGISTRATION. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. TRANSFERS. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3.

          (a) EXERCISE OF WARRANT. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time and from time to time after the first anniversary of the issuance hereof upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant (or evidence of loss, theft or destruction thereof) shall have been surrendered, the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

          To effect a "Cashless Exercise", the Warrantholder shall submit to the Company with the Exercise Agreement, written notice of the holder's intention to do so, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof. In the event of a Cashless Exercise, in lieu of paying the Warrant Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Fair Market Value per share of the Common Stock and the Warrant Price, and the denominator of which shall be the then current Fair Market Value per share of the Common Stock. For this purpose, the "Fair Market Value" of the Common Stock shall be the closing price of the Common Stock as reported by the Nasdaq Stock Market for the thirty (30) trading days immediately preceding the date of the Exercise Agreement.

          (b) NO REDEMPTION OF WARRANT. The Company may not redeem this Warrant in whole or in part.

     Section 4. COMPLIANCE WITH THE SECURITIES ACT OF 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

     Section 6. MUTILATED OR MISSING WARRANTS. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. RESERVATION OF COMMON STOCK. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid, shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

     Section 8. WARRANT PRICE. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

     Section 9. ADJUSTMENTS. Subject and pursuant to the provisions of this
Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock (as determined pursuant to Section 3), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed.

          (d) For the duration of the term of this Warrant, if the Company shall at any time or from time to time issue or sell securities for a Per Share Selling Price (as such term is defined in the Purchase Agreement, with all referenced terms also defined in the Purchase Agreement) less than the Warrant Price, then the Warrant Price shall be automatically reset (if it would result in a reduction of such price) to a price equal to 139% of such Per Share Selling Price. The number of Warrant Shares shall be proportionally increased in the event of any adjustments pursuant to this paragraph. Such adjustments shall be made successively whenever such sales are made. If an adjustment (the "Adjustment") of the Warrant Price is required pursuant hereto, the Company shall deliver to the Warrantholder, within eight business days of the closing of the transaction giving rise to the Adjustment ("Delivery Date"), a notice ("Adjustment Notice") stating that such Warrant Price has been automatically adjusted as of the Delivery Date, and such notice shall constitute an amendment to this Warrant. In the event the Company fails to deliver the Adjustment Notice by the applicable Delivery Date, the Company shall be liable to the Warrantholder for a delay payment, as liquidated damages, equal to 2% of (x) the number of Warrant Shares issuable hereunder times (y) the Fair Market Value per share, per month payable in Common Stock or cash, at the Warrantholder's election (provided, that such failure to notify shall not affect automatic adjustment of the Warrant Price). The Company shall give to the Warrantholder written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale.

          (e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (f)  In the event that, as a result of an adjustment made pursuant to
Section 9, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

     Section 10. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

     Section 11. BENEFITS. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. NOTICES TO WARRANTHOLDER. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder's request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

     Section 13. IDENTITY OF TRANSFER AGENT. The Transfer Agent for the Common Stock is:

     American Stock Transfer & Trust Company
     6201 15th Avenue, Fl. 3L
     Brooklyn, New York 11219
     Telephone: (718) 921-8208
     Telefax: (718) 921-8335
     Attention: Geraldine Zarbo

     Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. NOTICES. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made personally or if sent by an internationally recognized courier by next day or two day delivery service, addressed as follows:

                 ALPNET, Inc.
                 4460 South Highland Drive, Suite 100
                 Salt Lake City, Utah  84124
                 Telephone: (801) 273-6600
                 Telefax: (801) 273-6610
                 Attention: James R. Morgan
                            Chief Legal Officer

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

     Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.

     All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid.

     Section 15. REGISTRATION RIGHTS. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

     Section 16. SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

     Section 18. 9.9% AND 19.9% LIMITATIONS.

          (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a change of control transaction (including without limitation a transaction that would result in a transfer of more than 50% of the Company's voting power or equity, or a transaction that would result in a person or "group" being deemed the beneficial owner of 50% or more of the Company's voting power or equity).

          (b) The holder covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such holder will not acquire shares of Common Stock pursuant to any right (including exercise of Warrants) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

          (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, MINUS

          (y) the number of shares of Common Stock actually owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

          A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 18 controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement entered into in connection therewith.

          The Corporation's obligation to issue Common Stock which would exceed such limits referred to in this Section 18 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

          (c) Notwithstanding anything contained herein, in no event shall the Company issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Investors under the Purchase Agreement would exceed 19.9% of the Company's issued and outstanding shares of Common Stock on the date of issuance hereof. Instead, the Company shall redeem this Warrant to the extent necessary at such consideration required to place the Investors in the same economic position they would have been if not for such limitation. Only shares acquired pursuant to the Purchase Agreement will be included in determining whether the limitation would be exceeded for purposes of this paragraph.

     Section 19. The Company agrees that within ten (10) business days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which the Warrants are then exercisable. Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of July __, 2000.


                                       ALPNET, INC.



                                       By:
                                          -----------------------
                                       Name:
                                       Title:



Attest:


Sign:
     ------------------------
Print Name:

                                  ALPNET, INC.
                              WARRANT EXERCISE FORM

Alpnet, Inc.
4460 South Highland Drive, Suite 100
Salt Lake City, Utah  84124
Telephone: (801) 273-6600
Telefax: (801) 273-6610
Attention: James R. Morgan
           Chief Legal Officer

     This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by (CHECK AS APPLICABLE):

     payment by cash, wire transfer or certified check,

     Cashless Exercise of the within Warrant pursuant to Section 3(b) of the Warrant, _______________ shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:


                           -------------------------------
                           Name

                           --------------------------------
                           Address

                           --------------------------------

                           --------------------------------

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares.

     In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.


Dated:                                 Signature:
      ----------------------------               ----------------------------

                                                 ----------------------------
                                                 Name (please print)


                                                 ----------------------------
                                                Address


-------------------
* NOTE: If conversion of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares purchasable upon exercise of the Warrant registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and deliver same to the address stated below.

                                                                       EXHIBIT B

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS ALPNET RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE (UNLESS WAIVED).

     VOID AFTER 5:00 P.M. EASTERN TIME ON JANUARY __, 2003 ("EXPIRATION DATE").



                                  ALPNET, INC.

                                    B WARRANT

                    WARRANT ("WARRANT") TO PURCHASE SHARES OF
                      COMMON STOCK, NO PAR VALUE PER SHARE

     This is to certify that, for VALUE RECEIVED, [_______________] ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from ALPNET, Inc., a corporation organized under the laws of Utah ("Company"), at any time after earlier of the first anniversary of the issuance hereof or the Redemption Notice Date (as defined below), but not later than 5:00 P.M., Eastern time, on the Expiration Date, ________ shares ("Warrant Shares") of Common Stock, no par value ("Common Stock"), of the Company, at an exercise price per share equal to $______ [125% OF THE MARKET PRICE AS OF THE DATE OF THE PURCHASE AGREEMENT, BUT IN NO EVENT LESS THAN THE STOCK'S CLOSING BID PRICE ON THE TRADING DAY IMMEDIATELY PRECEDING THE DATE OF THE PURCHASE AGREEMENT] (the exercise price in effect from time to time hereafter being herein called the "Warrant Price"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     This Warrant has been issued pursuant to the terms of the Purchase Agreement ("Purchase Agreement") dated on or about the date hereof between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

     Section 1. REGISTRATION. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. TRANSFERS. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3.

          (a) EXERCISE OF WARRANT. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part, at any time and from time to time after earlier of the first anniversary of the issuance hereof, the Redemption Notice Date (as defined below) or the twentieth (20th) consecutive trading on which the closing bid price of the Company's Common Stock (as reported by the Nasdaq Stock Market) is greater than 175% of the Warrant Price, upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant (or evidence of loss, theft or destruction thereof) shall have been surrendered, the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

          (b) REDEMPTION OF WARRANT. Subject to the Purchase Agreement, in the event that the closing bid price of the Company's Common Stock (as reported by the Nasdaq Stock Market) is greater than 175% of the Warrant Price for twenty
(20) consecutive trading days ("Pre-Call Period"), the Company shall have the right, upon at least ten (10) trading days' prior written notice to the Warrantholder ("Redemption Notice"), to redeem all or any portion of this Warrant which has not previously been exercised, at a redemption price equal to $.01 per Warrant Share issuable hereunder for the portion hereof being redeemed. Such redemption shall occur on the date specified in the Redemption Notice ("Redemption Date"), provided that such Redemption Date may not occur until at least ten (10) trading days following the date on which the Warrantholder received the Redemption Notice (the "Redemption Notice Date"). The Company may not deliver the Redemption Notice unless and until the closing bid price of the Company's Common Stock (as reported by the Nasdaq Stock Market) is greater than 175% of the Warrant Price for ten (10) consecutive trading days. The period from the Redemption Notice Date to the Redemption Date shall be referred to herein as the "Post-Call Period". The Warrantholder may exercise this Warrant, including any portion subject to a Redemption Notice, at any time and from time to time during the period from the Redemption Notice Date through the date on which the redemption price for such Warrants is paid by the Company (and thereafter is such redemption price is not paid), and the Company shall honor all tendered Exercise Agreements during such period. Any Redemption Notice under this Section shall be irrevocable. If the Company intends to redeem less than all of the then outstanding Warrants issued to Investors under the Purchase Agreement, it shall do so on a pro rata basis among such holders in accordance with this Section. Failure by the Company to redeem this Warrant on a timely basis after delivering a Redemption Notice shall result in the Company being prohibited from exercising such right pursuant to this Section again.

     Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to redeem this Warrant pursuant to this Section unless at all times during the Pre-Call Period and Post-Call Period (i) all the Warrant Shares with respect to this Warrant are covered by an effective registration statement under the Securities Act and a deliverable prospectus,
(ii) the Warrant Shares with respect to this Warrant are listed and traded on the Nasdaq Stock Market, (iii) the Company is not in breach of any provisions of this Warrant or the other Agreements, and (iv) the closing bid price of the Company's Common Stock (as reported by the Nasdaq Stock Market) is greater than 175% of the Warrant Price.

     Section 4. COMPLIANCE WITH THE SECURITIES ACT OF 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

     Section 6. MUTILATED OR MISSING WARRANTS. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. RESERVATION OF COMMON STOCK. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid, shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

     Section 8. WARRANT PRICE. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

     Section 9. ADJUSTMENTS. Subject and pursuant to the provisions of this
Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock (as defined below), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. For this purpose, the "Fair Market Value" of the Common Stock shall be the closing price of the Common Stock as reported by the Nasdaq Stock Market for the thirty
(30) trading days immediately preceding the date of the Exercise Agreement.

          (d) For the duration of the term of this Warrant, if the Company shall at any time or from time to time issue or sell securities for a Per Share Selling Price (as such term is defined in the Purchase Agreement, with all referenced terms also defined in the Purchase Agreement) less than the Warrant Price, then the Warrant Price shall be automatically reset (if it would result in a reduction of such price) to a price equal to 139% of such Per Share Selling Price. The number of Warrant Shares shall be proportionally increased in the event of any adjustments pursuant to this paragraph. Such adjustments shall be made successively whenever such sales are made. If an adjustment (the "Adjustment") of the Warrant Price is required pursuant hereto, the Company shall deliver to the Warrantholder, within eight business days of the closing of the transaction giving rise to the Adjustment ("Delivery Date"), a notice ("Adjustment Notice") stating that such Warrant Price has been automatically adjusted as of the Delivery Date, and such notice shall constitute an amendment to this Warrant. In the event the Company fails to deliver the Adjustment Notice by the applicable Delivery Date, the Company shall be liable to the Warrantholder for a delay payment, as liquidated damages, equal to 2% of (x) the number of Warrant Shares issuable hereunder times (y) the Fair Market Value per share, per month payable in Common Stock or cash, at the Warrantholder's election (provided, that such failure to notify shall not affect automatic adjustment of the Warrant Price). The Company shall give to the Warrantholder written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale.

          (e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (f) In the event that, as a result of an adjustment made pursuant to
Section 9, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

     Section 10. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

     Section 11. BENEFITS. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. NOTICES TO WARRANTHOLDER. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder's request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

     Section 13. IDENTITY OF TRANSFER AGENT. The Transfer Agent for the Common Stock is:

                 American Stock Transfer & Trust Company
                 6201 15th Avenue, Fl. 3L
                 Brooklyn, New York 11219
                 Telephone: (718) 921-8208
                 Telefax: (718) 921-8335
                 Attention: Geraldine Zarbo

     Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. NOTICES. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made personally or if sent by an internationally recognized courier by next day or two day delivery service, addressed as follows:

                 ALPNET, Inc.
                 4460 South Highland Drive, Suite 100
                 Salt Lake City, Utah  84124
                 Telephone: (801) 273-6600
                 Telefax:(801) 273-6610
                 Attention: James R. Morgan
                            Chief Legal Officer

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

     Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.

     All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid.

     Section 15. REGISTRATION RIGHTS. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

     Section 16. SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

     Section 18. 9.9% AND 19.9% LIMITATIONS.

          (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a change of control transaction (including without limitation a transaction that would result in a transfer of more than 50% of the Company's voting power or equity, or a transaction that would result in a person or "group" being deemed the beneficial owner of 50% or more of the Company's voting power or equity).

          (b) The holder covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such holder will not acquire shares of Common Stock pursuant to any right (including exercise of Warrants) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

          (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, MINUS

          (y) the number of shares of Common Stock actually owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

          A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 18 controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement entered into in connection therewith.

          The Corporation's obligation to issue Common Stock which would exceed such limits referred to in this Section 18 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

          (c) Notwithstanding anything contained herein, in no event shall the Company issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Investors under the Purchase Agreement would exceed 19.9% of the Company's issued and outstanding shares of Common Stock on the date of issuance hereof. Instead, the Company shall redeem this Warrant to the extent necessary at such consideration required to place the Investors in the same economic position they would have been if not for such limitation. Only shares acquired pursuant to the Purchase Agreement will be included in determining whether the limitation would be exceeded for purposes of this paragraph.

     Section 19. The Company agrees that within ten (10) business days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which the Warrants are then exercisable. Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of July __, 2000.


                                       ALPNET, INC.


                                       By:
                                          ---------------------------
                                       Name:
                                       Title:



Attest:


Sign:
     ------------------------
Print Name:

                                  ALPNET, INC.
                              WARRANT EXERCISE FORM

Alpnet, Inc.
4460 South Highland Drive, Suite 100
Salt Lake City, Utah  84124
Telephone: (801) 273-6600
Telefax: (801) 273-6610
Attention: James R. Morgan
           Chief Legal Officer

     This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder payment by cash, wire transfer or certified check, _______________ shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:


                   Name

                   ------------------------------
                   Address

                   ------------------------------

                   ------------------------------

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares.

     In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.


Dated:                                 Signature:
      -----------------------                    -------------------------------

                                                 -------------------------------
                                                 Name (please print)


                                                 -------------------------------
                                                 Address

-------------------
* NOTE: If conversion of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares purchasable upon exercise of the Warrant registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and deliver same to the address stated below.

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of this 7th day of July, 2000 by and between ALPNET, Inc., a Utah corporation (the "Company"), and the persons identified as Investors pursuant to that certain Purchase Agreement of even date herewith by and between the Company and such Investors (the "Purchase Agreement").

     The parties hereby agree as follows:

     1.   CERTAIN DEFINITIONS.

          As used in this Agreement, the following terms shall have the following meanings:

          "ADDITIONAL REGISTRABLE SECURITIES" shall mean the shares of Common Stock, if any, issued to the Investors pursuant to Section 7.1 of the Purchase Agreement.

          "COMMON STOCK" shall mean the Company's Common Stock, no par value per share.

          "INVESTORS" shall mean the purchasers identified in the Purchase Agreement and any subsequent holder of any Warrants, Registrable Securities or Additional Registrable Securities.

          "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Additional Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration made by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

          "REGISTRABLE SECURITIES" shall mean the shares of Common Stock issued and issuable to the Investors pursuant to the Purchase Agreement (other than additional shares of Common Stock issuable pursuant to Section 7.1 of the Purchase Agreement) and issuable upon the exercise of the Warrants, and any other securities issued or issuable with respect to or in exchange for Registrable Securities.

          "REGISTRATION STATEMENT" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities or Additional Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          "SEC" means the U.S. Securities and Exchange Commission.

          "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "WARRANTS" mean the A Warrants and B Warrants to purchase shares of Common Stock issued to the Investors pursuant to the Purchase Agreement, the forms of which are attached to the Purchase Agreement as Exhibits A and B.

          Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement.

     2.   REGISTRATION.

          (a)  REGISTRATION STATEMENTS.

               (i) REGISTRABLE SECURITIES. Promptly following the closing of the purchase and sale of Common Stock and Warrants contemplated by the Purchase Agreement (the "Closing Date") (but no later than thirty (30) days after the Closing Date), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Investors' consent), covering the resale of the Registrable Securities in an amount equal to the number of shares of Common Stock issued to the Investors on the Closing Date plus the number of shares of Common Stock necessary to permit the exercise in full of the Warrants. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. No securities shall be included in the Registration Statement without the consent of each Investor. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with
Section 3(c) to the Investors and their counsel prior to its filing or other submission.

               (ii) ADDITIONAL REGISTRABLE SECURITIES. At any time and from time to time upon the written demand of any Investor following the issuance of any additional shares of Common Stock to such Investor pursuant to Section 7.1 of the Purchase Agreement, the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Registrable Securities, subject to the Investor's consent) covering the resale of the Additional Registrable Securities in an amount equal to the number of shares of Common Stock issued to such Investor; PROVIDED, HOWEVER, that if such number of shares is less than 10,000 shares, then the Company may at its option, in lieu of registering such shares hereunder, promptly redeem such shares at a redemption price equal to 110% of the fair market value of such shares (based on the last sale price on Nasdaq on the trading day immediately preceding the redemption date). Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including

Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Registrable Securities. No securities shall be included in the Registration Statement without the consent of the Investor. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investor and its counsel prior to its filing or other submission.

          (b) EXPENSES. The Company will pay all expenses associated with each registration, including the Investors' reasonable expenses (including reasonable attorneys fees) in connection with the registration but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

          (c)  EFFECTIVENESS.

               (i) The Company shall use its best efforts to have each Registration Statement declared effective as soon as practicable. If (A) the Registration Statement covering Registrable Securities is not declared effective by the SEC within three (3) months following the Closing Date, or the Registration Statement covering Additional Registrable Securities is not declared effective by the SEC within three (3) months following the demand of an Investor relating to the Additional Registrable Securities covered thereby, or with respect to either a Registration Statement which is subject to full review by the SEC staff (which shall not include a "plain English" review), within four
(4) months following the Closing Date or demand, as the case may be (each, a "Registration Date"), (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement) but except as excused pursuant to subparagraph (ii) below, or (C) the Common Stock generally or the Registrable Securities (or Additional Registrable Securities after issuance and registration) specifically are not listed or included for quotation on the Nasdaq National Market System, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange, then the Company will make pro-rata payments to each Investor as liquidated damages and not as a penalty, in an amount equal to 2% of the aggregate amount paid by such Investor on the Closing Date to the Company for shares of Common Stock still held by such Investor for any month or pro rata for any portion thereof following the Registration Date during which any of the events described in (A) or (B) or (C) above occurs and is continuing (the "Blackout Period"), provided, however, that in the case of the events described in (A) or (B) above with respect only to the Additional Registrable Securities, such penalty shall equal 2% of the aggregate market value of such Additional Registrable Securities for the duration of the Blackout Period. Each such payment shall be due and payable within five (5) days of the end of each month (or ending portion thereof) of the Blackout Period. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors' exclusive remedy for such events. The Blackout Period shall terminate upon (x) the effectiveness of the applicable Registration Statement in the case of (A) and (B) above; (y) listing or inclusion of the Common Stock on the Nasdaq National Market System, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange in the case of (C) above; and (z) in the case of the events described in (A) or (B) above, the earlier termination of the Registration Period (as defined in Section 3(a) below). The amounts payable as liquidated damages pursuant to this paragraph shall be payable, at the option of the Investors, in lawful money of the United States or in shares of Common Stock at the Market Price (as defined in the Purchase Agreement), and amounts payable as liquidated damages shall be paid monthly within two (2) business days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Amounts payable as liquidated damages hereunder shall cease when an Investor no longer holds Warrants or Registrable Securities, or Additional Registrable Securities (or the right to potentially obtain Additional Registrable Securities), as applicable.

               (ii) For not more than ten (10) consecutive trading days or for a total of not more than twenty (20) trading days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by terminating or suspending effectiveness of any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and
(b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. The duration of the MFN Period provided for in the Purchase Agreement will be extended by the number of days of any and all Blackout Periods, including any Allowed Delays.

          (d) UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Company shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Investors.

     3. COMPANY OBLIGATIONS. The Company will use its best efforts to effect the registration of the Registrable Securities and Additional Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

          (a) use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities or Additional Registrable Securities, as the case may be, covered by such Registration Statement, as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities or Additional Registrable Securities, as the case may be, may be sold pursuant to Rule 144(k) (the "Registration Period"), but in no event less than the later of the date on which no Warrants remain outstanding and the third anniversary of the Closing Date.

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities and Additional Registrable Securities; provided that, at least five (5) business days prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to the Investors copies of all documents proposed to be filed, which documents will be subject to the comments of the Investors, which must be received within such five (5) business day period;

          (c) permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) business days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

          (d) furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities and Additional Registrable Securities owned by such Investor;

          (e) in the event the Company selects an underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

          (f) if required by the underwriter, or if any Investor is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement, on the date that Registrable Securities or Additional Registrable Securities, as applicable, are delivered to an underwriter, if any, for sale in connection with the Registration Statement and at periodic intervals thereafter from time to time on request, (i) an opinion, dated as of such date, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and the Investors and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and the Investors;

          (g) make effort to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

          (h) furnish to each Investor at least five copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules by air mail or reputable courier within five business days of the effective date thereof;

          (i) prior to any public offering of Registrable Securities or Additional Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities or Additional

Registrable Securities, as applicable, for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities or Additional Registrable Securities covered by the Registration Statement;

          (j) cause all Registrable Securities or Additional Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

          (k) immediately notify the Investors, at any time when a Prospectus relating to the Registrable Securities or Additional Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or Additional Registrable Securities, as applicable, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (l) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities and Additional Registrable Securities, if applicable, hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act (for the purpose of this subsection 3(l), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

     4. DUE DILIGENCE REVIEW; INFORMATION. The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investors pursuant to the Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the

Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. The Company may, as a condition to disclosing any material nonpublic information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of material nonpublic information) in form reasonably satisfactory to the Company and the Investors. Nothing herein shall require the Company to disclose material nonpublic information to the Investors or their advisors or representatives.

     5.   OBLIGATIONS OF THE INVESTORS.

          (a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities or Additional Registrable Securities, as applicable, held by it and the intended method of disposition of the Registrable Securities or Additional Registrable Securities, as applicable, held by it, as shall be reasonably required to effect the registration of such Registrable Securities or Additional Registrable Securities, as applicable, and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities or Additional Registrable Securities included in the Registration Statement.

          (b) Each Investor, by its acceptance of the Registrable Securities and Additional Registrable Securities, if any, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities or Additional Registrable Securities, as applicable, from the Registration Statement.

          (c) In the event the Company at an Investor's request, determines to engage the services of an underwriter, such Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities or Additional Registrable Securities, as applicable.

          (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event rendering a Registration Statement no longer effective, such Investor will immediately discontinue disposition of Registrable Securities or Additional Registrable Securities pursuant to the Registration Statement covering such Registrable Securities or Additional Registrable

Securities, until the Investor's receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy all copies in the Investor's possession of the prospectus covering the Registrable Securities or Additional Registrable Securities, as applicable, current at the time of receipt of such notice.

          (e) No Investor may participate in any third party underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities or Additional Registrable Securities, as applicable, on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to the terms of this Agreement.

     6.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law the Investors, each of their officers, directors, partners and employees and each person who controls the Investors (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses imposed on such person caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by such Investors, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such corrected Prospectus or amendment or supplement thereto had been provided to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action was required of such indemnified party by the 1933 Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities and Additional Registrable Securities.

          (b) INDEMNIFICATION BY HOLDER. In connection with any registration pursuant to the terms of this Agreement, each Investor will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities and Additional Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney's fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities or Additional Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) CONTRIBUTION. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities or Additional Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities or Additional Registrable Securities giving rise to such contribution obligation.

     7.   MISCELLANEOUS.

          (a) AMENDMENTS AND WAIVERS. This Agreement may be amended only by a writing signed by the parties hereto. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each Investor.

          (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

          (c) ASSIGNMENTS AND TRANSFERS BY INVESTORS. This Agreement and all the rights and obligations of the Investors hereunder may be assigned or transferred to any transferee or assignee of any Warrants, Registrable Securities or Additional Registrable Securities.

          (d) ASSIGNMENTS AND TRANSFERS BY THE COMPANY. This Agreement may not be assigned by the Company without the prior written consent of each Investor, except that without the prior written consent of the Investors, but after notice duly given, the Company shall assign its rights and delegate its duties hereunder to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets.

          (e) BENEFITS OF THE AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (h) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

          (i) FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          (j) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and Warrants, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the Purchase Agreement and Warrants, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (k) APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                       THE COMPANY:

                                       ALPNET, INC.


                                       By:
                                          ---------------------------
                                       Name:
                                       Title:


                                       THE INVESTORS:

                                       THE TAIL WIND FUND, LTD.


                                       By:
                                          ---------------------------
                                       Name:
                                       Title:

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                      THE COMPANY:

                                      ALPNET, INC.


                                       By:
                                          ---------------------------
                                       Name:
                                       Title:


                                       THE INVESTORS:

                                       RESONANCE LIMITED


                                       By:
                                          ---------------------------
                                       Name:
                                       Title:



                                       12